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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 15, 1997



                              RVM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                         0-1709                31-1515410
(State or other jurisdiction           (Commission           (IRS employer
of incorporation or organization)      file number)          identification
                                                                 number)



753 W. WATERLOO RD.  AKRON, OH                  44314-1519
    (Address of Principal Executive Offices)



Registrant's telephone number, including area code: (330) 753-4545



Former name or former address, if changed since last report:
                 NOT APPLICABLE
                 --------------






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Item 4. Changes in Registrant's Certifying Accountant
-----------------------------------------------------


At a meeting held on December 15, 1997, the Board of Directors of the Company approved the engagement of Ernst & Young L.L.P. as its independent auditors for the fiscal year ending March 31, 1998 to replace Coopers & Lybrand L.L.P., who were dismissed as auditors of the Company. The audit committee of the Board of Directors approved the change in auditors on December 15, 1997.

The reports of Coopers & Lybrand L.L.P. on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended March 31, 1997, and in the subsequent interim period, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Coopers & Lybrand L.L.P. would have caused Coopers & Lybrand L.L.P. to make reference to the matter in their report. The Company has requested Coopers & Lybrand L.L.P. to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. The text of that letter dated December 22, 1997 is filed as Exhibit 16 to this Form 8-K.

EXHIBIT 16 TO FORM 8-K
----------------------


December 22, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read the statements made by RVM Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 22, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.


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                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                         RVM INDUSTRIES, INC.





                                                  By:  /s/  John J. Stitz
                                                     ---------------------------
                                                     John J. Stitz
                                                     Chief Financial Officer




Dated: December 22, 1997